Exhibit 10.2

PURCHASE AGREEMENT

among

NUSTAR ENERGY L.P.

and

WILLIAM E. GREEHEY

June 26, 2018

i

ii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of June 26, 2018 (this “Agreement”), is entered into by and between NUSTAR ENERGY L.P., a Delaware limited partnership (the “Partnership”) and WILLIAM E. GREEHEY (the “Purchaser”).

WHEREAS, the Partnership desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Partnership, the Purchased Common Units (as defined below), in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Unless otherwise defined in this Agreement, terms shall have the same meaning as in the Partnership Agreement (as defined below). As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, the Partnership Entities, on the one hand, and the Purchaser, on the other, shall not be considered Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” means June 29, 2018.

“Common Unit Purchase Price” means $24.17.

“Common Units” means common units representing limited partner interests in the Partnership.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Funding Amount” means an amount equal to the Common Unit Purchase Price multiplied by the number of Purchased Common Units.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” means Riverwalk Logistics, L.P., the general partner of the Partnership.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau, official or other regulatory authority (including self-regulated organizations or other non-governmental regulatory authorities) or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership Entities or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.03(b).

“Indemnifying Party” has the meaning specified in Section 6.03(b).

“Knowledge” means, with respect to the NuStar Parties, the actual knowledge of Brad Barron and Tom Shoaf.

“Law” means any statute, law ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, security interest, security agreement, conditional sale, trust receipt, charge or claim or a lease, consignment or bailment, preference or priority, assessment, deed of trust, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise) or results of operations of the Partnership Entities, taken as a whole or (b) the ability of any of the Partnership Entities, as applicable, to perform their obligations under this Agreement; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which the Partnership Entities operate (including changes, effects, events or occurrences generally affecting the prices of commodities); (ii) changes in any Laws or regulations applicable to the Partnership Entities or applicable accounting regulations or principles or the interpretation thereof, to the extent not directly and exclusively impacting the Partnership Entities; (iii) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other acts of God; (iv) any change in the market price or trading volume of the securities of the Partnership Entities (it being understood and agreed that the foregoing shall not preclude any other Party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (v) any failure of any of the Partnership Entities to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other Party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (vi) any legal proceedings commenced by or involving any current or former holder of equity interests in the Partnership (on their own or on behalf of the Partnership) arising out of or relating to this Agreement, the transactions contemplated hereby, the Merger Agreement or the transactions contemplated thereby; (vii) any nonpayment or nonperformance by Petróleos de Venezuela, S.A. that results in a loss of revenues or increased liabilities to the Partnership; and (viii) the execution, announcement or pendency of this Agreement or the consummation of the transactions contemplated hereby or of a reduction in the quarterly distribution of the Partnership Entities (it being understood and agreed that the foregoing shall not preclude any other Party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“Merger Agreement” means the Agreement and Plan of Merger dated February 7, 2018 by and among the Partnership, the General Partner, NuStar GP, Marshall Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, NSH and Riverwalk Holdings, as may be amended from time to time.

“NS SEC Documents” means the Partnership’s forms, registration statements, reports, schedules and statements filed (but not furnished) by it under the Exchange Act or the Securities Act, as applicable.

“NSH” NuStar GP Holdings, LLC, a Delaware limited liability company.

“NuStar Entities” means, collectively, the Partnership and the Partnership’s Subsidiaries.

“NuStar GP” means NuStar GP, LLC, the general partner of the General Partner.

“NuStar Parties” means, collectively, NuStar GP, the General Partner and the Partnership.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 30, 2017, as amended from time to time in accordance with the terms thereof.

“Partnership Entities” means, collectively, the NuStar Parties and NuStar Entities.

“Partnership Related Parties” has the meaning specified in Section 6.02.

“Permits” means such permits, consents, licenses, franchises, certificates and authorization of Governmental Authorities.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchaser” has the meaning specified in the introductory paragraph of this Agreement.

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Purchased Common Units” means the 413,736 Common Units purchased by the Purchaser pursuant to this Agreement.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Riverwalk Holdings” means Riverwalk Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of NSH.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Third-Party Claim” has the meaning specified in Section 6.03(b).

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Partnership and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, the Purchaser hereby agrees to purchase from the Partnership, and the Partnership hereby agrees to issue and sell to the Purchaser, the Purchased Common Units, upon receipt by the Partnership of the Funding Amount on the Closing Date.

Section 2.02 Closing. The consummation of the purchase and sale of the Purchased Common Units (the “Closing”) shall take place at the offices of Sidley Austin LLP, 1000 Louisiana St., Suite 6000, Houston, Texas 77002 (or such other location as agreed to by the Partnership and the Purchaser).

Section 2.03 Mutual Conditions at the Closing. The respective obligations of each party to consummate the purchase and sale of the Purchased Common Units at the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.04 Conditions to the Purchaser’s Obligations at the Closing. The obligation of the Purchaser to consummate its purchase of the Purchased Common Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, or Section 3.07, or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(b) the Partnership shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(c) the NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Common Units;

(d) no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Purchased Common Units;

(e) there shall not have occurred a Material Adverse Effect; and

(f) the Partnership shall have delivered, or caused to be delivered, to the Purchaser the Partnership’s closing deliverables described in Section 2.06(a), as applicable.

Section 2.05 Conditions to the Partnership’s Obligations at the Closing. The obligation of the Partnership to consummate the sale and issuance of the Purchased Common Units to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(b) the Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by him on or prior to the Closing Date; and

(c) the Purchaser shall have delivered, or caused to be delivered, to the Partnership the applicable closing deliverables described in Section 2.06(b), as applicable.

Section 2.06 Deliveries at the Closing.

(a) Deliveries of the Partnership at the Closing. At the Closing, the Partnership shall deliver, or cause to be delivered, to the Purchaser:

(i) A fully executed “Supplemental Listing Application” approving the Purchased Common Units for listing by the NYSE, upon official notice of issuance;

(ii) Evidence of issuance of the Purchased Common Units credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing a restrictive notation meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under this Agreement, the Partnership Agreement or the Delaware LP Act and applicable federal and state securities Laws and those created by the Purchaser;

(iii) A certificate of the Executive Vice President and Chief Financial Officer of NuStar GP, on behalf of the Partnership, dated the Closing Date, certifying, in such capacity, to the effect that the conditions set forth in Section 2.04(a) and Section 2.04(b) contained herein have been satisfied; and

(iv) A cross-receipt executed by the Partnership and delivered to the Purchaser acknowledging the receipt by the Partnership of the Funding Amount from the Purchaser.

(b) Deliveries of the Purchaser at the Closing. At the Closing, the Purchaser, shall deliver or cause to be delivered to the Partnership:

(i) A cross-receipt executed by the Purchaser and delivered to the Partnership acknowledging the receipt by the Purchaser of the Purchased Common Units from the Partnership;

(ii) a certificate of the Purchaser, dated the Closing Date, to the effect that the conditions set forth in Section 2.05(a) and Section 2.05(b) have been satisfied; and

(iii) Payment of the Purchaser’s Funding Amount payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Partnership.

Section 2.07 Further Assurances. From time to time after the date hereof, without further consideration, the Partnership and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND COVENANTS RELATED TO THE PARTNERSHIP

The Partnership represents and warrants to and covenants with the Purchaser as follows:

Section 3.01 Existence.

(a) Each of the Partnership Entities has been duly formed or incorporated, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, with full corporate, limited partnership or limited liability company power and authority (i) to own, lease and operate its Properties and to conduct its business as described in the NS SEC Documents, (ii) to execute and deliver this Agreement and consummate the transactions contemplated hereby, (iii) in the case of the Partnership, to issue, sell and deliver the Purchased Common Units, (iv) in the case of the General Partner, to act as the general partner of the Partnership and (v) in the case of NuStar GP, to act as the general partner of the General Partner.

(b) Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its Properties or the conduct of its business requires such qualification, except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) constitute a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(c) The Organizational Documents of each of the Partnership Entities have been, and, on the Closing Date, the Partnership Agreement will be, duly authorized, executed and delivered by the Partnership Entities, as applicable, and, assuming the due authorization, valid execution and delivery by the other parties thereto (other than the Partnership Entities), each Organizational Document is, and, on the Closing Date, the Partnership Agreement will be, a valid and legally binding agreement of the Partnership Entities, as applicable, enforceable against such parties in accordance with its terms; provided that, with respect to each agreement described in this Section 3.01(c), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

Section 3.02 Capitalization and Valid Issuance of Units. The Purchased Common Units and the limited partner interests represented thereby will be duly authorized by the Partnership prior to the Closing and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities Laws, (ii) such Liens as are created by the Purchaser and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

Section 3.03 No Material Adverse Change. Since December 31, 2017, except as described in the NS SEC Documents, there has not been any Material Adverse Effect.

Section 3.04 No Registration Required. Assuming the accuracy of the representations and warranties of the Purchaser contained in ARTICLE IV, the issuance and sale of the Purchased Common Units to the Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s Knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.05 No Default. None of the Partnership Entities is in (i) violation of the Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order or decrees of anybody having jurisdiction over it or (iii) breach or default (or an event which, with notice or lapse of time or both, would constitute such an event) in the performance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties is subject, which breach, default or violation, in the case of (ii) and (iii), individually or in the aggregate, has had, or would, if continued, reasonably be expected to have, a Material Adverse Effect.

Section 3.06 No Conflicts. As of the Closing Date, none of the offering and sale by the Partnership of the Purchased Common Units, the execution, delivery and performance of this Agreement by the NuStar Parties or the consummation of any other transactions contemplated hereby (i) conflicts with or will conflict with, or constitutes or will constitute a violation of, the Organizational Documents of any of the Partnership Entities, (ii) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or by which any of them are bound or to which any of their respective properties is subject, (iii) violates or will violate any statute, law, rule or regulation, or any judgment, order or decrees of any Governmental Authority having jurisdiction over any of the Partnership Entities or any of their properties or assets, or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, breaches, violations, defaults or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.07 Authority; Enforceability. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Purchased Common Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their partners or members for the authorization, issuance, sale and delivery of the Purchased Common Units, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Common Units to the Purchaser. This Agreement has been duly and validly authorized, executed and delivered by the Partnership. This Agreement constitutes the legal, valid and binding obligations of the Partnership, enforceable in accordance with its terms.

Section 3.08 Listing and Maintenance Requirements. The Common Units are listed on the NYSE, and the Partnership has not received any notice of delisting. The issuance and sale of the Purchased Common Units do not contravene NYSE rules and regulations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASER

The Purchaser represents and warrants and covenants to the Partnership as follows with respect to himself:

Section 4.01 Capacity; Validity of Agreement. The Purchaser has the requisite legal capacity and authority to enter into, deliver and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser.

Section 4.02 No Breach. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, or (b) violate any Law of any Governmental Authority or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (b), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions hereby.

Section 4.03 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Common Units. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Common Units.

(b) Information. The Purchaser has been furnished with all materials relating to the business, finances and operations of the Partnership that have been requested and materials relating to the offer and sale of the Purchased Common Units that have been requested by the Purchaser. The Purchaser and its Representatives have been afforded the opportunity to ask questions of the Partnership. Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser and its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on the Partnership’s representations and warranties contained in ARTICLE III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. The Purchaser understands that its purchase of the Purchased Common Units involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Common Units.

(c) Residency. The Purchaser shall cooperate reasonably with the Partnership to provide any information necessary for any applicable securities filings.

(d) Legends. The Purchaser understands that, until such time as the Purchased Common Units have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Common Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Common Units will bear a restrictive legend as provided in the Partnership Agreement.

(e) Purchase Representation. The Purchaser is purchasing the Purchased Common Units for his own account and not with a view to distribution in violation of any Laws. The Purchaser has been advised and understands that the Purchased Common Units have not been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). The Purchaser has been advised and understands that the Partnership, in issuing the Purchased Common Units, is relying upon, among other things, the representations and warranties of the Purchaser contained in this ARTICLE IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f) Rule 144. The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g) Reliance by the Partnership. The Purchaser understands that the Purchased Common Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Purchased Common Units.

Section 4.04 Sufficient Funds. The Purchaser will have available to him at the Closing sufficient funds to enable the Purchaser to pay in full at the Closing the Funding Amount in immediately available cash funds.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business. Except where failing use such efforts would not have a Material Adverse Effect, during the period commencing on the date of this Agreement and ending on the Closing Date each of the Partnership Entities will use commercially reasonable efforts to (i) conduct its business in the ordinary course of business (other than as contemplated by the Merger Agreement) and (ii) preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Partnership Entities (or any of them), to the extent the Partnership believes in its sole discretion that such relationships are and continue to be beneficial to the Partnership Entities and their businesses; provided, however, that during such period, the Partnership shall provide reasonably prompt written notice to the Purchaser regarding any material adverse developments in respect of the foregoing.

Section 5.02 Listing of Units. Prior to the Closing, the Partnership will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Purchased Common Units on the NYSE.

Section 5.03 Use of Proceeds. The Partnership shall use the proceeds of the offering of the Purchased Common Units to repay indebtedness of the Partnership or for general partnership purposes.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification by the Partnership. The Partnership agrees to indemnify the Purchaser and its Representatives (collectively, the “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Partnership contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, or Section 3.07, or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be required to be true and correct in all material respects as of such date only) or (b) the breach of any covenants of the Partnership contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which the Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Partnership shall constitute the date upon which such claim has been made; and provided, further, that the aggregate liability of the Partnership to the Purchaser and its Representatives pursuant to this Section 6.01 shall not be greater in amount than the Funding Amount as of the date of the Indemnification notice described in Section 6.03(a). No Purchaser Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are payable to a third party in connection with any Third-Party Claims. Notwithstanding anything contained in this Agreement, no provision contained herein shall limit, restrict or otherwise alter the right of the Purchaser to indemnification by any of the Partnership Entities under any other agreement.

Section 6.02 Indemnification by the Purchaser. The Purchaser agrees to indemnify the Partnership, the General Partner, NuStar GP and their respective Representatives (collectively, the “Partnership Related Parties”) from, all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct in all respects) or (b) the breach of any of the covenants or obligations of any the Purchaser contained herein (including failure to deliver payment pursuant to the Funding Amount); provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty; and provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made; and provided, further, that the liability of any Purchaser shall not be greater in amount than the Funding Amount plus any distributions paid to the Purchaser with respect to the Purchased Common Units. No Partnership Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.02; provided, however, that such limitation shall not prevent any Partnership Related Party from recovering under this Section 6.02 for any such damages to the extent that such damages are payable to a third party in connection with any Third-Party Claims.

Section 6.03 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01 and Section 6.02.

(b) Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

Section 6.04 Tax Matters. All indemnification payments under this Article VI shall be treated as adjustments to the applicable Purchaser’s Funding Amount for all Tax purposes except as otherwise required by applicable Law.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Partnership and the Purchaser;

(b) by written notice from either the Partnership or the Purchaser, if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable; or

(c) by written notice from the Partnership or the Purchaser, if the Closing does not occur by 11:59 p.m. on June 29, 2018; provided, however, that no party may terminate this Agreement pursuant to this Section 7.01(c) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

Section 7.02 Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01, except as set forth in Section 7.02 or 8.03, this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

Section 8.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.03 Survival of Provisions. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.07, Section 4.01, Section 4.03(a), Section 4.03(b) and Section 4.03(e) hereunder shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties set forth herein shall survive for a period of 12 months following the Closing Date, regardless of any investigation made by or on behalf of the Partnership or the Purchaser. The covenants made in this Agreement shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Common Units and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of ARTICLE VI and all indemnification rights and obligations thereunder, ARTICLE VII and this ARTICLE VIII shall remain operative and in full force and effect, unless the applicable parties execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations.

Section 8.04 No Waiver: Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement (except in the case of the Partnership Agreement for amendments adopted pursuant to the provisions thereof) shall be effective unless signed by each of the parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the Partnership from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.05 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.06 Non-Disclosure.

(a) Other than filings made by the Partnership with the SEC, the Partnership and any of its Representatives may disclose the identity of, or any other information concerning, the Purchaser or any of his respective Affiliates only after providing the Purchaser a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 8.06 shall delay any required filing or other disclosure with the NYSE or any Governmental Authority or otherwise hinder the NuStar Entities’ or their Representatives’ ability to timely comply with all Laws or rules and regulations of the NYSE or other Governmental Authority.

(b) Except as described in Section 8.06(a), prior to making any public statements or issuing any press releases with respect to the transactions contemplated by this Agreement, each party will consult with the other parties hereto and consider in good faith any comments provided by such other parties; provided that no party will make any public statement or issue any press release that attributes comments to any other party or that indicates the approval of any other party of the contents of any such public statement or press release (or portion thereof) without the prior written approval of the other parties hereto.

Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)	If to the Purchaser, to:

William E. Greehey

19003 IH-10 West

San Antonio, Texas 78257

(b)	If to the Partnership, to:

NuStar Energy L.P.

19003 IH-10 West

San Antonio, Texas 78257

Attention: Amy L. Perry, Senior Vice President, General Counsel and Corporate

Secretary

with a copy to (which shall not constitute notice):

Sidley Austin LLP

1000 Louisiana Street

Suite 6000

Houston, TX 77002

Attention: George J. Vlahakos

Email: gvlahakos@sidley.com

or to such other address as the Partnership or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 p.m. Houston, Texas time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.08 Entire Agreement. This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement, with respect to the rights granted by the Partnership or any of its Affiliates or the Purchaser or any of his Affiliates. This Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 8.09 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.10 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.11 Exclusive Remedy.

(a) Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the valid termination of this Agreement pursuant to ARTICLE VII) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b) The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in Article VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 8.11(a).

Section 8.12 No Recourse Against Others.

(a) All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Partnership and the Purchaser. No Person other than the Partnership or the Purchaser, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Partnership and the Purchaser hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b) Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Partnership and the Purchaser hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person in respect of the transactions contemplated hereby, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Partnership and the Purchaser disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.13 No Third-Party Beneficiaries. Except as set forth in Article VI, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Partnership, the Purchaser and, for purposes of Section 8.12 only, any member, partner, stockholder, Affiliate or Representative of the Partnership, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P., its General Partner

	By:	NUSTAR GP, LLC, its General Partner

	By:	/s/ Thomas R. Shoaf
Name: Thomas R. Shoaf
Title: Executive Vice President and Chief Financial Officer

Signature Page of the Purchase Agreement (Greehey)

WILLIAM E. GREEHEY

/s/ William E. Greehey

Signature Page of the Purchase Agreement (Greehey)